Exhibit 99.1

RENNOVA HEALTH, INC., DISCUSSES THE COMPLETION OF THE SEPARATION OF ITS SOFTWARE DIVISION AND UPCOMING 10-Q WITH THE STOCK DAY PODCAST

WEST PALM BEACH, Fla. (July 13, 2021) – Rennova Health, Inc. (OTC: RNVA) (OTC: RNVAW), joined Stock Day host Everett Jolly to provide an update on the business and the timing to file the second quarter financial statements.

“Now that the second quarter is over, can you give us an indication of how that looked and if you expect to file your 10-Q on time in mid-August?” asked Jolly to start the interview. “The second quarter, Everett, has been a stabilization of the existing business,” said Lagan. “There was quite a lot of activity in the capital markets and we had a significant reduction in our convertible preference shares,” he explained. “With regards to timing for the Q, we’ve made some changes to our financial team that will help us and currently we are on schedule with numbers for the 10-Q and we do expect to file on time.”

Jolly then asked whether or not the Company expects to continue issuing additional common shares moving forward to meet their obligations. “We do have obligations under debt instruments and convertible preference shares,” said Lagan. “But, like I said, there has been a significant reduction and who knows what the second half of the year will bring. I think we are getting to a stage where an end to issuing additional common shares is on the horizon.”

“You recently put out a press release announcing the completion of the software division separation. Do you remain confident that the division will be successful?” asked Jolly. “We’re very confident in the success of that division,” said Lagan. “It has plans for a very exciting product on top of its core products that are already fully developed,” he shared. “We have worked on this for a long time and the separation is now complete,” said Lagan. “We intend that Rennova shareholders receive common shares in that entity and participate in its success.”

“Are there any takeaways from the last nine months that you would like to share?” asked Jolly. “Our filings disclose the difficulties that we have coming out of the period of time of the pandemic,” said Lagan. “Many companies have not made it through and we continue to work for the benefit of everyone here, and I still believe very firmly that the longer term prospects of this company will be significant and profitable for all.”

To hear Seamus Lagan’s entire interview, follow the link to the podcast here: (Stock Day Media / RENNOVA HEALTH, INC., DISCUSSES THE COMPLETION OF THE SEPARATION OF ITS SOFTWARE DIVISION AND UPCOMING 10-Q WITH THE STOCK DAY PODCAST (audioboom.com))

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About Rennova Health, Inc.

Rennova owns rural hospitals and a physician’s office in Tennessee and a physician’s office in Kentucky. For more information, please visit www.rennovahealth.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Rennova Health

Sebastien Sainsbury

561-666-9818

ssainsbury@rennovahealth.com

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